UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 30, 2007

WIFIMED HOLDINGS COMPANY, INC.

(Exact name of registrant as specified in its charter)

Nevada	0-49707	58-2412118

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2000 River Edge Parkway, Suite GL 100A	30328
Atlanta, GA

(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: 770-919-7220

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On November 30, 2007 (the "Closing Date"), WiFiMed Holdings Company, Inc., a Nevada corporation, (the "Company"), entered into a Securities Purchase Agreement (the "Securities Purchase Agreement") filed herewith as Exhibit 10.1, with the following three institutional investors: Enable Growth Partners LP, Pierce Diversified Strategy Master Fund LLC, and Enable Opportunity Partners LP (collectively, the "Purchasers") upon which date the transactions contemplated thereunder were consummated (the "Financing").  The aggregate purchase price was $2,025,000, and the investment was as follows:

The Financing

Senior Convertible Debentures (the "Debentures") in the aggregate principal amount of $2,250,000 which, together with accrued but unpaid interest and any other amounts due thereon, are due and payable on May 31, 2010, or earlier upon acceleration following an Event of Default, as defined in the Debentures. The Debentures bear interest at a nominal rate of 5% per annum, payable quarterly, in cash, or additional shares of our common stock in the event of an effective Registration Statement that remains available for use by the Purchasers.  The principal amount of the Debentures and accrued interest thereon are convertible into shares of our common stock at the election of the Purchasers at an initial exercise price of $.20 per share, subject to adjustment for certain issuances, transactions or events that would result in dilution to the holders.  These Debentures are senior to all current and future indebtedness of the Company during the term of the Debentures with the exception of the $250,000 Note to the Bank of North Georgia, and to the extent permitted under the Subordination Agreement, filed herewith as Exhibit 10.5, and as further described below.  The Debentures also contain a mandatory prepayment provision, beginning on the eighth month anniversary of the Closing Date, and continuing on the same day of each successive month thereafter for 22 months, the Company must repay 1/22nd of the original principal plus accrued interest on the Debentures either in cash or common stock, at the Company's option.

Common Stock Purchase Warrants (the "Warrants") to purchase an aggregate of 11,250,000 shares of the Company's common stock at an exercise price of $.50 per share, subject to adjustment, including full-ratchet anti-dilution protection, and are exercisable for a period of five years.  The Warrants may also be exercised on a "cashless" basis if at any time after the earlier of (i) the one year anniversary of the date of the Purchase Agreement and (ii) the completion of the then-applicable holding period required by Rule 144, or any successor provision then in effect, there is no effective Registration Statement registering, or no current prospectus available for, the resale of the shares underlying the Warrants (the "Warrant Shares).

The option of each Purchaser to convert the Debentures, or exercise the Warrants, is subject to the restriction that such conversion or exercise, does not result in the Purchaser beneficially owning at any one time more that 4.99% of our outstanding shares of common stock.

Subsidiary Guarantee

Payment of the Debentures is guaranteed by each of our wholly-owned subsidiaries, EncounterPRO Healthcare Resources, Inc. and WiFiMed, Inc., pursuant to the terms of a Subsidiary Guarantee dated as of November 30, 2007, in favor of the Purchasers.

Registration Rights Agreement

The Company also entered into a Registration Rights Agreement dated November 30, 2007, among the Company and the Purchasers, filed herewith as Exhibit 10.2, which requires the Company to file a Registration Statement registering: (i) all of the shares of Company common stock issuable upon conversion in full of the Debentures; (ii) the Common Stock issuable upon exercise of the Warrants; and (iii) the Common Stock issued to the Purchasers in payment of interest, subject to sales by Purchasers under Rule 144(k).

The Registration Statement must be filed not later than 45 days after the Closing Date (the "Filing Date") and be declared effective not later than 90 days after the Closing Date (or 120 days in the event of review by the Securities and Exchange Commission) (the "Effective Date"), subject to compliance with Rule 415 of the Securities Act of 1933 and for other customary registration defaults further elaborated upon in the Registration Rights Agreement.  In the event that either of these deadlines has not been met, the Company is to pay to each of the Purchasers liquidated damages equal to two percent of the purchase price paid by such Purchaser on each monthly anniversary until such event is cured but not to exceed an aggregate of 12% of the purchase price.

The Company intends to comply fully with its registration obligations under the Registration Rights Agreement.  The Company believes that it will be able to meet the deadlines with respect to the Filing Date and the Effective Date, but it can not provide any assurance in this regard.  If the Company were to default on any of its registration obligations, the proceeds available to it under the Securities Purchase Agreement could be substantially reduced.

The Purchasers have economic and legal rights that are in a senior or more advantageous position as compared with our stockholders so long as the Debentures and Warrants are outstanding.  As a condition of the Financing, the Company agreed to the registration of the Purchasers' Common Stock underlying the Debentures and Warrants to the exclusion of current stockholders having pre-existing registration rights.  This may subject the Company to claims in the event waivers are not obtained from such stockholders.  The Company provided for the indemnification of the Purchasers in the event of any such claims.

Lock-Up Agreement

As a condition of the Financing, we have entered into Lock-up Agreements, dated November 30, 2007, a form of which is filed herewith as Exhibit 10.4, with each of the Company and its Subsidiaries respective officers, directors and 10% stockholders pursuant to which each of them has agreed not to sell any shares of our common stock prior to 90 calendar days after the registration statement on Form S-3 (or other appropriate form if the Company is not then eligible to use Form S-3) covering the resale of all of the shares of our common stock (i) issuable upon conversion of the Debentures; (ii) issuable upon the exercise of the Warrants; and (iii) issued to Purchasers in payment of interest has been declared effective.

Subordination Agreement

As a condition of the Financing, JMJ Technologies, Inc. ("JMJ") entered into a Subordination Agreement, dated November 30, 2007, filed herewith as Exhibit 10.5, whereby JMJ agreed to the subordination of that certain ten-month 10% secured promissory note to JMJ from EncounterPRO Healthcare Resources, Inc., a wholly-owned subsidiary of the Company, in the original principal amount of $475,000, secured by 500,000 shares of common stock of the Company, which subordination was limited to the extent that any claims regarding the security interest in the Company were not subordinated.

Placement Agent

Meyers Associates, L.P., a FINRA registered broker-dealer (the "Placement Agent"), served as the placement agent for the Financing and received fees equal to 10% of the principal amount of Debentures sold. We also issued to the Placement Agent a Unit Purchase Option to purchase fifteen percent (15%) of the shares of Common Stock issuable upon conversion of the Debentures and Warrants issued to Purchasers.

The description of the terms of this transaction and the documents referenced hereinabove are qualified by the terms of the actual documents which are contained in the exhibits filed hereto.  Other than their relationship as a result of the subscription agreement executed by the Purchasers for their investment referred to hereinabove, there is no material relationship between the Company and any of the Purchasers.

The foregoing description of the Debentures, the Warrants, the Securities Purchase Agreement, the Registration Rights Agreement, the Subsidiary Guarantee, the Lock-Up Agreement, and the Subordination Agreement do not purport to be complete and is qualified in its entirety by reference to the Debentures, the Warrants, the Securities Purchase Agreement, the Registration Rights Agreement, the Subsidiary Guarantee, the Lock-Up Agreement, and the Subordination Agreement which are attached hereto as Exhibits 4.1, 4.2, 10.1, 10.2, 10.3, 10.4, and 10.5, respectively, and incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of Registrant

The disclosures made in Item 1.01 of this Current Report are incorporated herein by reference.

Item 3.02. Unregistered Sales of Equity Securities

The disclosures made in Item 1.01 of this Current Report are incorporated herein by reference.

Upon closing of the above-referenced transactions, we believe that the offer and sale of these securities will be exempt from the registration requirements of the Securities Act of 1933, as amended, pursuant to Sections 4(2), and Rule 506 of Regulation D of the Securities and Exchange Commission and from various similar state exemptions.  In connection with the sale of these securities, the Company relied on each of the Purchasers' written representations that it was either an "accredited investor" as defined in Rule 501(a) of the Securities and Exchange Commission or a "qualified institutional buyer" as defined in Rule 144A(a).   In addition, neither the Company nor anyone acting on its behalf offered or sold these securities by any form of general solicitation or general advertising.

Item 9.01. Financial Statements, Pro Forma Financial Information and Exhibits.

(a) Financial Statements of Businesses Acquired.

                None; not applicable.

(b) Pro Forma Financial Information.

                None; not applicable.

(c) Exhibits.

Exhibit Number	Description

4.1	Form of Senior Convertible Debenture
4.2	Form of Common Stock Purchase Warrant
10.1	Form of Securities Purchase Agreement
10.2	Form of Registration Rights Agreement
10.3	Form of Subsidiary Guarantee
10.4	Form of Lock-up Agreement
10.5	Subordination Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

WiFiMed Holdings Company, Inc.

By: /s/ Gregory Vacca

Gregory Vacca, CEO and President

Dated: December 6, 2007